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                                                                    Exhibit 99.1


                     ARROW ELECTRONICS TO ACQUIRE DISWAY AG


FOR IMMEDIATE RELEASE

MELVILLE, N.Y., May 24, 2004 - Arrow Electronics, Inc. (NYSE: ARW) announced that it has signed a definitive agreement pursuant to which Arrow will acquire all of the issued share capital of Disway AG ("Disway"). Arrow will utilize a portion of its cash and short-term investments on hand (approximately $420 million at March 31, 2004) to fund the purchase price.

Through its subsidiaries, Distar S.r.l. and Holz Elektronik GmbH, Disway distributes electronic components in Italy, Germany, Austria and Switzerland. In 2003, Disway had total sales of approximately EUR 130 million (approximately $155 million). Disway operates through 14 sales offices and has warehouses in Italy and Germany. In the near to medium term Arrow intends to continue to operate Distar and Holz as separate business units.

"We are committed to maintaining Disway's strong technical focus and coverage for the benefit of its suppliers, customers and employees," stated Germano Fanelli, President of Arrow Europe, Middle East, Africa and South America.

"We are pleased to be affiliating ourselves with the Arrow group in Europe," stated Aldo Baccarani, Senior Board member of Disway AG, Frank Holz, Managing Director of Holz Elektronik and Fabio Campana, Managing Director of Distar Srl. "Arrow's resources will enable us to enhance our capabilities and strengthen our focus on our suppliers and customers, who will benefit from Arrow's best in class IT, logistics and supply-chain management services."

"We are delighted to welcome the Disway management and employees to Arrow," stated William E. Mitchell, President and Chief Executive Officer of Arrow Electronics, Inc. "The acquisition of Disway will provide Arrow with additional product lines and access to an even broader customer base, further strengthening our leadership position in Europe."

The transaction is subject to customary closing conditions, including obtaining necessary government approvals, and is expected to be completed within the next four to six weeks.

Arrow Electronics is a major global provider of products, services, and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and 150,000 original equipment manufacturers, contract manufacturers, and commercial customers through a global network of more than 200 locations in 41 countries and territories.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from


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such statements for a variety of reasons including, but not limited to: industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, the effects of additional actions taken to lower costs, the ability of the company to generate additional cash flow and the other risks described from time to time in the company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. You can identify these forward-looking statements by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements


Contact:
     Arrow Electronics, Inc.
     Eileen M. O'Connor
     Vice President, Investor Relations
     631-847-5740
     or
     Paul J. Reilly
     Vice President and Chief Financial Officer
     631-847-1872


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